SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: April 15, 1998




                               SIERRAWEST BANCORP
             (Exact Name of Registrant as Specified in its Charter)




                                   California
                            (State of Incorporation)

                                File No. 0-15450
                              (Commission File No.)
                                   68-0091859
                                  (IRS Employer
                               Identification No.)



            10181 Truckee-Tahoe Airport Road, Truckee, CA 96160-9010
                    (Address of Principal Executive Offices)

                  Registrant's Telephone Number: (530) 582-3000

Item 2.           Acquisition or Disposition of Assets

At the close of business on April 15, 1998, California Community Bancshares Corporation (CCBC) and its wholly owned subsidiary Continental Pacific Bank
(CPB) was merged into SierraWest Bancorp ("Bancorp") and its wholly owned subsidiary SierraWest Bank (SWB). The merger, which was announced on November 13, 1997, was approved by a majority of the Bancorp's and of CCBC shareholders on March 26, 1998 and March 16, 1998, respectively. Federal Reserve Board approval was received on February 6, 1998 and the Federal Deposit Insurance Corporation (FDIC) approved the application for merger on March 3, 1998. By virtue of the merger, Bancorp acquired all of the assets of CCBC and SWB acquired all of the assets of CPB. The consolidated assets are detailed in the financial statements in Item 7 below.

Under the terms of the Plan of Acquisition and Merger dated November 13, 1997, shareholders of CCBC received shares of Bancorp's common stock at an exchange ratio of 0.8283 which was based upon the average of the closing price of $37.94 for Bancorp's stock from March 11, 1998 to April 7, 1998. Approximately 1,178 thousand Bancorp common shares are expected to be issued pursuant to the transaction. Of this total approximately 321 thousand shares represent shares to be issued related to the future conversion of debentures and the exercise of stock options. This transaction has been accounted for under the pooling-of-interests accounting method. No gain or loss for tax purposes will be recognized by CCBC shareholders, except with respect to cash received in lieu of fractional shares. The value of the acquisition, based upon an average price of $37.94 per share totaled approximately $44.7 million. There were no material relationships between CCBC and Bancorp nor any subsidiaries, at the date of the merger. In addition, there were no material relationships between any directors or officers of the Bancorp or any directors or officers of CCBC.

Principal consolidated assets of CCBC include cash and cash equivalents, investment securities, loans and other extensions of credit, premises and equipment, investment in real estate development and other assets. Those assets which constitute plant equipment and other physical property will continue to be used in the same manner as by CCBC. The branches of CPB will continue to operate as branches of SWB. See the financial statements in Item 7.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

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CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

Consolidated Financial Statements as of December 31, 1997 and
1996 and for each of the Three Years in the Period Ended December
31, 1997 and Independent Auditors' Report


INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
California Community Bancshares Corporation
Vacaville, California

We have audited the accompanying consolidated balance sheets of California Community Bancshares Corporation and subsidiary (Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, on November
13, 1997 the Company entered into a Plan of Acquisition and Merger with SierraWest Bancorp.



/S/ DELOITTE & TOUCHE LLP
--------------------------
February 20, 1998
Sacramento, California


CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
----------------------------------------------------------------

ASSETS                                  1997           1996
Cash and due from banks            $ 10,289,000    $ 10,825,000
Federal funds sold                    8,775,000       6,115,000
                                   ------------    ------------
 Total cash and cash equivalents     19,064,000      16,940,000

Securities available for sale,
  at fair value                      48,465,000      52,569,000

Loans receivable                    121,062,000     113,625,000
Less: Allowance for loan losses       1,242,000       1,101,000
    Deferred loan fees                  498,000         599,000
                                   ------------    ------------
 Net loans receivable               119,322,000     111,925,000
                                   ------------    ------------
Premises and equipment,
  net of accumulated depreciation     2,049,000       2,284,000
Investment in real estate
  development                         4,324,000       4,483,000
Other real estate owned                  96,000         150,000
Goodwill                                504,000         540,000
Accrued interest receivable
  and other assets                    3,167,000       2,938,000
                                   ------------    ------------
TOTAL ASSETS                       $196,991,000    $191,829,000
                                   ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
 Noninterest-bearing               $ 32,120,000    $ 26,882,000
 Interest-bearing                   142,612,000     143,461,000
                                   ------------    ------------
 Total deposits                     174,732,000     170,343,000

Securities sold under
  repurchase agreements                 588,000         992,000
Accrued interest payable
  and other liabilities                 800,000         785,000
Other borrowed funds                  2,650,000       2,650,000
Convertible subordinated debentures   2,468,000       3,690,000
                                   ------------    ------------
 Total liabilities                  181,238,000     178,460,000

SHAREHOLDERS' EQUITY:
 Preferred stock, no par value,
  Series A, authorized 1,000,000
  shares; none outstanding

 Common stock, $.10 par value;
  authorized 2,000,000 shares;
  outstanding, 1,110,036 and
  994,519 in 1997 and 1996           12,561,000      11,135,000
 Retained earnings                    3,317,000       2,510,000
 Net unrealized loss on
   securities available for sale,
   net of tax effect                   (125,000)       (276,000)
                                   ------------    ------------
 Total shareholders' equity          15,753,000      13,369,000
                                   ------------    ------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY              $196,991,000    $191,829,000
                                   ============    ============

See notes to consolidated financial statements
---------------------------------------------------------------

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

CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
---------------------------------------------------------------


                                         1997         1996          1995
INTEREST INCOME:
 Loans and loan fees                 $11,026,000   $10,704,000   $10,370,000
 Securities:
   Taxable                             2,826,000     1,869,000     1,126,000
   Exempt from federal taxes             238,000       346,000       698,000
 Federal funds sold and securities
   purchased under
   repurchase agreements                 165,000       183,000       116,000
                                     -----------   -----------   -----------
 Total interest income                14,255,000    13,102,000    12,310,000

INTEREST EXPENSE:
 Deposits                              5,638,000     4,957,000     5,063,000
 Federal funds and repurchase
   agreements purchased                   31,000        54,000        72,000
 Convertible subordinated debentures     223,000       308,000       346,000
 Other borrowed funds                    230,000       146,000
                                     -----------   -----------   -----------
 Total interest expense                6,122,000     5,465,000     5,481,000
                                     -----------   -----------   -----------
NET INTEREST INCOME                    8,133,000     7,637,000     6,829,000

PROVISION FOR LOAN LOSSES                319,000       411,000       324,000
                                     -----------   -----------   -----------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                       7,814,000     7,226,000     6,505,000
                                     -----------   -----------   -----------
NONINTEREST INCOME:
 Service charges on deposit accounts     908,000       843,000       819,000
 Net gain on sale of securities
   available for sale                     42,000        83,000       481,000
 Other fees and charges                  467,000       564,000       397,000
 Income from real estate development     503,000       542,000       481,000
                                     -----------   -----------   -----------
 Total noninterest income              1,920,000     2,032,000     2,178,000
                                     -----------   -----------   -----------
NONINTEREST EXPENSES:
 Salaries and employee benefits        3,476,000     3,342,000     3,137,000
 Occupancy                             1,473,000     1,366,000     1,374,000
 Business development                    139,000       176,000       137,000
 Data processing                         131,000       118,000       106,000
 Expenses from real estate development   377,000       300,000       268,000
 Other                                 1,733,000     1,479,000     1,608,000
                                     -----------   -----------   -----------
 Total noninterest expenses            7,329,000     6,781,000     6,630,000
                                     -----------   -----------   -----------
INCOME BEFORE PROVISION
 FOR INCOME TAXES                      2,405,000     2,477,000     2,053,000

PROVISION FOR INCOME TAXES               966,000       918,000       648,000
                                     -----------   -----------   -----------
NET INCOME                            $1,439,000    $1,559,000    $1,405,000
                                     ===========   ===========   ===========
EARNINGS PER SHARE:
 Basic                                     $1.36         $1.59         $1.46
                                     ===========   ===========   ===========
Diluted                                    $1.15         $1.32         $1.22
                                     ===========   ===========   ===========
See notes to consolidated financial statements.
---------------------------------------------------------------

CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
---------------------------------------------------------------

                                                                         Net
                                                                      Unrealized
                                  Common Stock                          Loss on
                             ------------------------                 Securities
                               Number                                  Available
                              of Shares                  Retained      for Sale,    Shareholders'
                             Outstanding     Amount      Earnings     Net of Taxes     Equity
                              ---------   -----------  -----------     ----------    -----------
Balance at January 1, 1995      955,467   $10,700,000  $   588,000     $(562,000)    $10,726,000

Stock options exercised          10,686       114,000                                    114,000
Cash dividend on common stock                             (480,000)                     (480,000)
Net change in net unrealized
 loss on securities
 available for sale,
 net of taxes                                                            497,000         497,000
Net income                                               1,405,000                     1,405,000
                              ---------   -----------  -----------     ----------    -----------
Balance at December 31, 1995    966,153    10,814,000    1,513,000       (65,000)     12,262,000

Stock options exercised           2,094        14,000                                     14,000
Common stock issued on
 conversion of debentures        26,272       307,000                                    307,000
Cash dividend on common stock                             (562,000)                     (562,000)
Net change in net unrealized
 loss on securities
 available for sale, net of taxes                                       (211,000)       (211,000)
Net income                                               1,559,000                     1,559,000
                              ---------   -----------  -----------     ----------    -----------
Balance at December 31, 1996    994,519    11,135,000    2,510,000      (276,000)     13,369,000

Stock options exercised          19,678       294,000                                    294,000
Common stock issued on
 conversion of debentures        95,839     1,132,000                                  1,132,000
Cash dividend on common stock                             (632,000)                     (632,000)
Net change in net unrealized
 loss on securities
 available for sale, net of taxes                                        151,000         151,000
Net income                                               1,439,000                     1,439,000
                              ---------   -----------  -----------     ----------    -----------
Balance at December 31, 1997  1,110,036   $12,561,000  $ 3,317,000     $(125,000)    $15,753,000
                              =========   ===========  ===========     ==========    ===========

See notes to consolidated financial statements.
---------------------------------------------------------------

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

CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
---------------------------------------------------------------

                                         1997          1996          1995
                                     -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                           $1,439,000    $1,559,000    $1,405,000
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization         689,000       523,000       516,000
   Provision for loan losses             319,000       411,000       324,000
   Provision for deferred income taxes   (68,000)      132,000      (268,000)
    Net gain on sale of available
    for sale securities                  (42,000)      (83,000)     (481,000)
    Net loss (gain) on sale of
     other real estate owned              24,000        17,000        (8,000)
    Gain on sale of premises and
     equipment                            (6,000)

    Effect of changes in:
     Interest receivable and
      other assets                      (234,000)     (541,000)     (294,000)
     Interest payable and
      other liabilities                   15,000      (112,000)      390,000
                                     -----------   -----------   -----------
Net cash provided by operating
 activities                            2,136,000     1,906,000     1,584,000
                                     -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of available for
  sale securities                    (12,328,000)  (34,275,000)  (23,721,000)
 Proceeds from sales of available
  for sale securities                  6,015,000     6,635,000    18,468,000
 Proceeds from maturities, calls
  or repayments of available
  for sale securities                 10,494,000     4,416,000     6,558,000
 Purchases of held to maturity
  securities                                                      (1,493,000)
 Proceeds from maturities or
  calls of held to maturity securities                             1,735,000
 Net change in loans receivable       (7,716,000)   (3,192,000)     (710,000)
 Proceeds from sales of other real
  estate owned                            30,000       105,000       500,000
 Purchases of premises and equipment    (244,000)     (592,000)     (194,000)
 Proceeds from sales of premises
  and equipment                           21,000        14,000        17,000
 Change in investment in real
  estate development                     159,000       124,000       111,000
                                     -----------   -----------   -----------
Net cash (used by) provided by
 investing activities                 (3,569,000)  (26,765,000)    1,271,000
                                     -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits:
  Noninterest bearing                  5,238,000     4,982,000       475,000
  Interest bearing                      (849,000)   23,127,000     1,032,000
 Net change in securities sold
  under repurchase agreements           (404,000)      327,000       (82,000)
 Net change in other borrowed funds                  2,650,000
 Cash dividends paid                    (632,000)     (562,000)     (480,000)
 Cash proceeds from stock options
  exercised                              204,000        14,000       114,000
                                     -----------   -----------   -----------
Net cash provided by financing
 activities                            3,557,000    30,538,000     1,059,000
                                     -----------   -----------   -----------
INCREASE IN CASH AND CASH EQUIVALENTS  2,124,000     5,679,000     3,914,000

CASH AND CASH EQUIVALENTS:
 Beginning of year                    16,940,000    11,261,000     7,347,000
                                     -----------   -----------   -----------
 End of year                         $19,064,000   $16,940,000   $11,261,000
                                     -----------   -----------   -----------

See notes to consolidated financial statements.
(Continued)
---------------------------------------------------------------

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

CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (Concluded)
---------------------------------------------------------------

                                           1997         1996         1995
                                        ----------   ----------   -----------
ADDITIONAL INFORMATION:
 Common stock issued on conversion
  of debentures net of debenture
  offering costs of $90,000 and $28,000
  in 1997 and 1996, respectively        $1,132,000   $  307,000
                                        ==========   ==========
 Transfer of securities from held
  to maturity to available for sale                               $12,087,000
                                                                  ===========
 Transfer of foreclosed loans
  from loans receivable
  to other real estate owned            $  437,000   $  100,000   $   341,000
                                        ==========   ==========   ===========
 Cash Payments:
  Income tax payments                   $1,228,000   $  738,000   $   896,000
                                        ==========   ==========   ===========
  Interest payments                     $6,121,000   $5,443,000   $ 5,465,000
                                        ==========   ==========   ===========

See notes to consolidated financial statements.
---------------------------------------------------------------

CALIFORNIA COMMUNITY BANCSHARES CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
---------------------------------------------------------------
1.   SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations - California Community Bancshares Corporation (Company) was incorporated in Delaware on October 5, 1995 for the purpose of becoming a bank holding company registered under the Bank Holding Company Act of 1956. On February 29, 1996, pursuant to a plan of reorganization and agreement of merger, resulting in Continental Pacific Bank (Bank) becoming the wholly-owned subsidiary of the Company, the Company issued 967,902 shares of its common stock for all of the outstanding common stock of the Bank. The Bank commenced banking operations on November 14, 1983. The merger has been accounted for as a reorganization of entities under common control (similar to a pooling-of-interests). Additionally, during 1996, the Bank purchased from another bank approximately $15,500,000 in deposits and certain leasehold improvements and equipment and assumed the building lease of a branch located in Concord, California, for approximately $820,000. The leasehold improvements and equipment were recorded at fair value and the excess of the amounts paid over the fair value was recorded as goodwill. The Company operates eight branches in Solano and Contra Costa Counties in Northern California. The Company's primary source of revenue is through providing loans to customers, who are predominately small and middle market businesses and middle income individuals.

     General - The accounting and reporting policies of the Company conform to generally accepted accounting principles and to prevailing practices within the banking industry.

     Use of Estimates in the Preparation of Financial Statements
- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The more significant accounting and reporting policies are discussed below.

     Consolidation - The consolidated financial statements include California Community Bancshares Corporation and its wholly-owned subsidiary, Continental Pacific Bank and its wholly-owned subsidiary, Conpac Development Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents - For purposes of the statements of cash flows, cash and cash equivalents have been defined as cash, demand deposits with correspondent banks, cash items in transit and federal funds sold. Generally, federal funds are sold for one-day periods. Cash equivalents have remaining terms to maturity of three months or less from the date of acquisition.

     Securities - The Company accounts for securities in accordance with Statement of Financial Accounting Standards
(SFAS) No. 115, Accounting for Certain Investments in Debt and
Equity Securities. The Company's policy with regard to investments is as follows:

        Securities Available for Sale are carried at fair value. Unrealized gains and losses resulting from changes in fair value are recorded, net of tax, as a separate component of shareholders' equity. Gains or losses on disposition are recorded in other operating income based on the net proceeds received and the carrying amount of the securities sold, using the specific identification method.

     The Company does not have any investment securities considered to be held to maturity or held for trading under the provisions of SFAS 115.

     Interest Rate Swap Agreements - The Company enters into interest rate swap agreements with the Federal Home Loan Bank
(FHLB) as part of its asset/liability management activities to reduce its exposure to certain lags and fluctuations in interest rates. The Company accounts for these activities as matched swaps in accordance with settlement accounting. An interest rate swap is considered to be a matched swap if it is linked through designation with an asset or liability, or both, that is on the balance sheet, provided that it is has the opposite interest characteristics of such balance sheet items. Under settlement accounting, periodic net cash settlements under the swap agreements are recognized as interest income or expense of the related asset or liability over the lives of the agreements.

     Loans Receivable - Loans are reported at the principal amount outstanding adjusted for any specific charge-offs.
Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

     Loan fees and certain related direct costs to originate loans are deferred and amortized to income by a method that approximates a level yield over the contractual life of the underlying loans.

     The accrual of interest on loans is discontinued when reasonable doubt exists as to the full and timely collection of interest and principal, or when a loan becomes contractually past due by 90 days or more with respect to interest or principal (unless the loan is well secured and in the process of collection) and such loans are designated as nonaccrual loans. When a loan is placed on nonaccrual status, all accrued but unpaid interest revenue is reversed by a charge to earnings. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is determined by management to be probable. Interest accruals are resumed on such loans when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

     Allowance for Loan Losses - The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. In evaluating the probability of collection, management is required to make estimates and assumptions that affect the reported amounts of loans, allowance for loan losses and the provision for loan losses charged to operations. Actual results could differ significantly from those estimates. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

     A loan is considered impaired if, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the fair value of the collateral, for all collateral dependent loans, or the present value of expected future cash flows discounted at the historical effective interest rate.

     Premises and Equipment - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally 5 to 10 years for furniture and fixtures and 3 to 7 years for equipment. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives of the improvements or the terms of the respective leases. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to operations as incurred.

     Investments in Real Estate Development - The investment in real estate development represents the investment in the Pacific Plaza project by the Bank's wholly-owned consolidated subsidiary, Conpac Development Corporation. The investment in the land and building is carried at cost, net of accumulated depreciation which is computed on the straight-line basis over 31.5 years. (see Note 6).

     Other Real Estate Owned - Real estate properties acquired through, or in lieu of, foreclosure are expected to be sold and are recorded at the date of foreclosure at the lower of the recorded investment in the property or its fair value less estimated selling costs (fair value) establishing a new cost basis through a charge to allowance for loan losses, if necessary. After foreclosure, valuations are periodically performed by management with any subsequent write-downs recorded as a valuation allowance and charged against operating expenses. Operating expenses of such properties, net of related income, are included in other expenses and gains and losses on their disposition are included in other income and other expenses.

     Goodwill - Goodwill consists of the unamortized excess of the purchase price over the fair value of the assets acquired in the 1996 purchase of a branch located in Concord, California. Goodwill recorded was $550,000 and is being amortized on a straight-line basis over 15 years.

     Income Taxes - The Company applies an asset and liability method in accounting for deferred income taxes. Deferred tax assets and liabilities are calculated by applying applicable tax laws to the differences between the financial statement basis and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees. Under the intrinsic value method, no compensation cost has been recognized for its stock option grants. SFAS No. 123, Accounting for Stock-Based Compensation requires disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of 1995.

     Earnings per Share - The Company has adopted the provisions of SFAS No. 128, Earnings per Share. This statement replaces previous standards for reporting earnings per share with basic and diluted earnings per share. All earnings per share information has been restated to give effect to the new standards. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     The following table reconciles the numerator and denominator used in computing both basic earnings per share and diluted earnings per share for the periods indicated:

                                                Year Ended December 31
                                               1997      1996     1995
                                                    (in thousands)
Calculation of Basic Earnings Per Share
Numerator - net income                  $1,439,000   $1,559,000   $1,405,000
Denominator - weighted average
 common shares outstanding               1,054,457      981,528      962,016

Basic Earnings Per Share                     $1.36        $1.59        $1.46
                                        ==========   ==========   ==========

Calculation of Diluted Earnings Per Share
Numerator:
 Net income                             $1,439,000   $1,559,000   $1,405,000
 Interest expense on convertible
  subordinated debentures, net of tax      129,000      178,000      200,000
                                        ----------   ----------   ----------
                                         1,568,000    1,737,000    1,605,000
                                        ----------   ----------   ----------
Denominator:
 Weighted average common shares
  outstanding                            1,054,457      981,528      962,016
 Effect of outstanding stock options        93,161       37,207       37,382
 Effect of Convertible Subordinated
  Debentures                               211,170      302,255      315,686
                                        ----------   ----------   ----------
                                         1,358,788    1,320,990    1,315,084
                                        ----------   ----------   ----------
Diluted Earnings Per Share                   $1.15        $1.32        $1.22
                                        ==========   ==========   ==========
------------------------------------------

     New Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board adopted Statements of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources, and No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas, and major customers. Adoption of these statements will not impact the Company's consolidated financial position, results of operations or cash flows. Both statements are effective for fiscal years beginning after December 15, 1997, with earlier application permitted.

2.   PLAN OF ACQUISITION AND MERGER

     On November 13, 1997, the Company entered into a Plan of Acquisition and Merger (Plan) with SierraWest Bancorp (SierraWest). Under the terms of the agreement SierraWest will acquire all the outstanding common stock of the Company in exchange for shares of SierraWest's common stock at an exchange ratio defined by a formula in the Plan. The merger, which is expected to close early in the second quarter of 1998, is subject to the approval of each company's shareholders and various regulatory agencies. The transaction is expected to be accounted for as a pooling of interest.

3.   RESTRICTED CASH BALANCES

     Aggregate reserves of $616,000 and $750,000 in the form of deposits with the Federal Reserve Bank were maintained to satisfy
Federal Reserve requirements at December 31, 1997 and 1996.

4.   SECURITIES

     At December 31, the amortized cost of securities available for sale and their approximate fair value were as follows:

                                                            Carrying
                                            Gross      Gross      Amount
                               Amortized  Unrealized Unrealized (Approximate
                                  Cost       Gains    Losses    Fair Value)
December 31, 1997:
Securities of U.S. government
 agencies and corporations    $43,498,000  $ 67,000  $375,000  $43,190,000
FHLB stock                        592,000                          592,000
Obligations of states and
 political subdivisions         4,590,000   126,000    33,000    4,683,000
                              -----------  --------  --------  -----------
                              $48,680,000  $193,000  $408,000  $48,465,000
                              ===========  ========  ========  ===========

                                                                 Carrying
                                            Gross      Gross      Amount
                               Amortized  Unrealized Unrealized (Approximate
                                  Cost       Gains    Losses    Fair Value)
December 31, 1996:
Securities of U.S. government
 agencies and corporations    $47,887,000  $ 27,000  $519,000  $47,395,000
FHLB stock                        490,000                          490,000
Obligations of states and
 political Subdivisions         4,667,000    65,000    48,000    4,684,000
                              -----------  --------  --------  -----------
                              $53,044,000  $ 92,000  $567,000  $52,569,000
                              ===========  ========  ========  ===========

     Gross realized gains on sales of securities available for sale were approximately $42,000 in 1997 and $88,000 in 1996. Gross realized losses on sales of available for sale securities were approximately $5,000 in 1996. There were no gross realized losses on sales of available for sale securities in 1997.

     In November 1995, the FASB issued additional implementation guidance regarding the previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held to maturity category that result from this one-time reassessment will not call into question the intent to hold other securities to maturity in the future. The Company transferred approximately $12,087,000 of securities from held to maturity to available for sale to allow the Company greater flexibility in managing its interest rate risk and liquidity. Available for sale securities were adjusted to fair value and stockholders' equity was increased by $274,000 net of income taxes of $198,000.

     Scheduled maturities of securities available for sale (other than FHLB stock with a carrying value of approximately $592,000) at December 31, 1997, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay with or without penalty.

                                         Available for sale securities
                                        -------------------------------
                                                         Approximate
                                                          Fair Value
                                          Amortized       (Carrying
                                            Cost            Amount)
Due in one year or less                 $ 6,286,000       $ 6,291,000
Due after one year through five years    12,793,000        12,857,000
Due after five years through 10 years     3,495,000         3,542,000
Due after 10 years                       25,514,000        25,183,000
                                        -----------       -----------
                                        $48,088,000       $47,873,000
                                        ===========       ===========

     At December 31, 1997 and 1996, securities having carrying amounts of approximately $11,155,000 and $10,171,000 were pledged to secure public deposits and short-term borrowings and for other purposes required by law or contract.

5.   LOANS RECEIVABLE, IMPAIRED LOANS AND ALLOWANCE FOR LOAN
LOSSES

     The Company's loan customers are located primarily in Solano County and neighboring communities. At December 31, 1997, 75% of the Company's loan portfolio was for real estate, of which 80% was for commercial projects and 20% was for residential properties. Real estate construction loans comprise 5% of the loan portfolio with consumer and other, and commercial loans accounting for the remaining 11% and 9%, respectively. The real estate portfolio consists of approximately 86% variable rate loans and approximately 14% fixed rate loans. Substantially all loans are collateralized. Generally, real estate loans are secured by real property. Commercial and other loans are secured by bank deposits or business or personal assets. The Company's policy for requiring collateral reflects the Company's analysis of the borrower, the borrower's industry and the economic environment in which the loan would be granted. The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrower.

     The major classifications of loans at December 31 are summarized as follows:

                               1997           1996
Commercial                 $ 10,348,000   $  8,926,000
Real estate construction      6,042,000      6,408,000
Real estate                  90,778,000     82,246,000
Consumer and other           13,894,000     16,045,000
                           ------------   ------------
                            121,062,000    113,625,000
Less:
 Allowance for loan losses    1,242,000      1,101,000
 Deferred loan fees             498,000        599,000
                           ------------   ------------
Net loans receivable       $119,322,000   $111,925,000
                           ============   ============

     Changes in the allowance for loan losses for the years ended
December 31 are summarized below:

                                 1997        1996       1995
Balance at beginning of year  $1,101,000  $1,158,000 $1,108,000
Provision for loan losses        319,000     411,000    324,000
Loans charged off               (224,000)   (496,000)  (282,000)
Recoveries                        46,000      28,000      8,000
                              ----------  ---------- ----------
Balance at end of year        $1,242,000  $1,101,000 $1,158,000
                              ==========  ========== ==========

     At December 31, 1997 and 1996, the recorded investment in loans for which impairment has been recognized was $2,454,000 and $2,648,000. The total allowance for loan losses related to these loans was $443,000 and $278,000 at December 31, 1997 and 1996.
For the years ended December 31, 1997 and 1996, the average recorded investment in loans for which impairment has been recognized was approximately $2,642,000 and $1,218,000. During the portion of the year that the loans were impaired, the Company recognized interest income of approximately $104,000 and $28,000 for cash payments received in 1997 and 1996.

     Included in the impaired loans are nonperforming loans at December 31 as follows:

                                   1997         1996
Nonaccrual loans               $  966,000     $ 70,000
Loans 90 days past due but
 still accruing interest          194,000       67,000
                               ----------     --------
Total nonaccrual and 90 days
 past due loans                $1,160,000     $137,000
                               ==========     ========

     If interest on nonaccrual loans had been accrued, such income would have been approximately $74,000, $7,000, and $203,000 in 1997, 1996 and 1995. At December 31, 1997, there were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual or whose loans have been modified.

6.   PREMISES AND EQUIPMENT

     The major classifications of premises and equipment at December 31 are summarized as follows:


                                          1997         1996
Bank premises                          $  132,000   $  132,000
Furniture, fixtures and equipment       2,318,000    2,222,000
Leasehold improvements                  2,872,000    2,752,000
                                       ----------   ----------
                                        5,322,000    5,106,000

Less accumulated depreciation
 and amortization                       3,273,000    2,822,000
                                       ----------   ----------
                                       $2,049,000   $2,284,000
                                       ==========   ==========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 amounted to $464,000, $431,000 and $422,000, respectively.

7.   INVESTMENT IN REAL ESTATE DEVELOPMENT

     In 1984, the Bank formed a wholly-owned subsidiary, Conpac
Development Corporation (Conpac), to engage in real estate development activities.

     Conpac's current project consists of one commercial property development, Pacific Plaza, located in Vacaville, California.
The Pacific Plaza East portion of the project, consisting of a 32,000 square-foot office building, was completed and commenced operations in 1992. The Pacific Plaza West portion is being considered for development. At December 31, 1997, the Company occupied approximately 14% of the Pacific Plaza East project for use as its corporate offices. All significant intercompany transactions, including rental income for the Company's corporate offices, are eliminated in consolidation and excluded from the schedule of future minimum rentals.

     A summary of certain financial information for Conpac, after consolidation, is as follows:

                                1997       1996         1997        1996           1995
Investment in Pacific Plaza:
 Land                       $1,314,000 $1,366,000  Rental income - net $503,000 $542,000 $481,000
 Building and improvements   3,459,000  3,459,000
 Less accumulated                                  Operating expenses   262,000  185,000  168,000
  depreciation                (542,000)  (426,000) Depreciation
                            ---------- ----------   expense             115,000  115,000  100,000
 Total investment in Pacific                                           -------- -------- --------
  Plaza                      4,231,000  4,399,000
Other                           93,000     84,000  Total expenses       377,000  300,000  268,000
                            ---------- ----------                      -------- -------- --------
Total investment in real estate                    Income from real
 development                $4,324,000 $4,483,000   estate development $126,000 $242,000 $213,000
                            ========== ==========                      ======== ======== ========

     The future minimum rental income under long-term noncancelable leases for the Pacific Plaza East project are as follows:

       1998                                $         241,000
       1999                                          117,000
       2000                                           88,000
       2001                                           88,000
       2002                                           67,000
                                           -----------------
       Total                               $         601,000
                                           =================

     No interest costs were capitalized in 1997 or 1996 in connection with the Bank's development activities.

     A provision of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) has impacted the Bank's ability to continue to engage in certain real estate development activities. Beginning in December 1992, state banks and their subsidiaries may not engage, as principal, in activities not permissible to national banks and their subsidiaries. Any bank engaged in such activities must divest itself of these investments by December 1996, and was required to file a divestiture plan with the FDIC by February 5, 1993. Generally national banks may not engage in real estate development, although they can own property used or to be used, in part, as a banking facility. During 1993, the Bank moved its corporate offices to Pacific Plaza East which is owned by Conpac. The Bank occupies approximately 14% of the leasable office space. Since ownership of banking premises is permissible for a national bank subsidiary, a divestiture plan is not required for Pacific Plaza East. The Bank, through Conpac, currently plans to retain its ownership of Pacific Plaza East.

     The Bank's divestiture plan, which was not objected to by the FDIC, states that the Bank and Conpac plan to develop and retain ownership of Pacific Plaza West.

8.   OTHER REAL ESTATE OWNED

     Other real estate owned at December 31, consisted of the following:

                                       1997        1996
Real estate acquired through
 foreclosure and held for sale        $96,000     $219,000
Less - allowance for other
 real estate owned losses                          (69,000)
                                      -------     --------
Other real estate owned - net         $96,000     $150,000
                                      =======     ========

     A summary of the activity in the allowance for other real estate owned losses is as follows:

                                        1997        1996
Balance at beginning of year          $69,000     $161,000
Charge-offs                           (69,000)     (92,000)
                                      -------     --------
Balance at end of year                $           $ 69,000
                                      =======     ========

9.   DEPOSITS

     The aggregate amount of time certificates of deposit in denominations of $100,000 or more was $22,230,000 and $20,881,000 at December 31, 1997 and 1996. Interest expense incurred on certificates of deposit of $100,000 or more was approximately $1,154,000, $1,049,000, and $873,000, for the years ended
December 31, 1997, 1996 and 1995.

     At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

       1998                           $ 55,320,000
       1999                              1,685,000
       2000                                 89,000
       2001                                851,000
       2002 and thereafter               1,894,000
                                      ------------
       Total                          $ 59,839,000
                                      ============

10.  OTHER BORROWED FUNDS

     Other borrowed funds at December 31, 1997 and 1996 represent amounts borrowed from the FHLB. Borrowings require monthly interest payments with the principal payable at maturity.
Amounts consist of the following:

Borrowing from the FHLB, matures March 26, 2001,
 interest at 6.44%                               $  750,000
Borrowing from the FHLB, matures April 23, 2003,
 interest at 6.92%                                1,900,000
                                                 ----------
Total                                            $2,650,000
                                                 ==========

11.  CONVERTIBLE SUBORDINATED DEBENTURES

     During 1993, the Bank sold $4,025,000 of convertible subordinated variable rate debentures due April 30, 2003, with an initial and minimum interest rate of 8%. During 1996, as part of the plan of reorganization and merger of the Company and the Bank, the convertible subordinated debentures were assumed by the Company under the same terms and provisions as previously entered into by the Bank. Interest is payable, as to the six months beginning on any interest rate payment date, on each April 1 and October 1 based on a variable rate of 1.5% over the average yield on the 10-year U.S. Treasury bond (rounded down to the nearest 1/8%) for the month ending two months prior to the month of the interest payment, subject to a ceiling of 10%. The debentures are convertible, at any time prior to maturity, into shares of the $.10 par value common stock of the Company at a conversion prices of $12.75 per share (subject to adjustment). During 1997, $1,132,000 (net of $90,000 in debt issuance costs) of the debt was converted to 95,839 shares of common stock at $12.75 per share. The debentures are currently redeemable at the Company's option, in whole or from time to time in part, at a rate of 104% of principal value until March 31, 1998 and at a rate of 100% of principal value thereafter. The payment of principal and interest on the debentures is subordinated in right of payment in full to senior indebtedness of the Company which includes obligations of the Company to its depositors and general creditors.

12.  INCOME TAXES

     The provision for income taxes for the years ended December
31 are summarized as follows:

                               1997    1996           1995
Currently payable:
 Federal                     $  730,000   $529,000   $667,000
 State                          304,000    257,000    249,000
                             ----------   --------   --------
 Total                        1,034,000    786,000    916,000
                             ----------   --------   --------
Deferred:
 Federal                        (49,000)    98,000   (259,000)
 State                          (19,000)    34,000     (9,000)
                             ----------   --------   --------
 Total                          (68,000)   132,000   (268,000)
                             ----------   --------   --------
Provision for income taxes   $  966,000   $918,000   $648,000
                             ==========   ========   ========

     A reconciliation of the federal statutory tax rate to the effective tax rate on income is as follows:

                                            1997    1996   1995
Federal statutory tax rate                  35.0%   35.0%  35.0%
State income taxes, net of federal benefit   7.8     7.7    7.4
Effect of tax exempt income                 (2.9)   (4.2) (10.5)
Merger-related costs                         1.5
Other                                       (1.2)   (1.4)  (0.3)
                                            -----   -----  -----
                                            40.2%   37.1%  31.6%
                                            =====   =====  =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the Bank's net deferred tax asset (included in other assets) at December 31, were as follows:

                                    1997        1996
Unrealized loss on securities
 available for sale              $ 91,000     $199,000
Allowance for loan losses         393,000      349,000
State taxes                        55,000       59,000
Depreciation                      (12,000)      70,000
Deferred compensation              67,000       42,000
Securities and loans marked
 to market for tax purposes       (83,000)    (179,000)
Other                               4,000       15,000
                                 --------     --------
                                 $515,000     $555,000
                                 ========     ========

13.  STOCK BASED COMPENSATION

     During 1996, as part of the plan of reorganization and merger of the Company and the Bank, the two stock option plans of the Bank were assumed by the Company under the same terms and provisions as previously adopted by the Bank. Under the plans, options are exercisable at prices equal to the fair market value as determined in good faith by the Company's board of directors at the date of the grant. The Company has reserved 200,000 shares of common stock for the 1993 stock option plan. No additional grants may be made under the 1990 plan, however, options for 47,486 shares remain outstanding. Options become exercisable in approximately one-third increments during each year subsequent to the date of grant. Options held by executives and directors must be fully exercised by the end of the tenth year, while all remaining options must be exercised by the end of the fifth year. A summary of stock options follows:

                                                        Weighted
                                                        Average
                                           Options      Exercise Price
Outstanding, January 1, 1995               140,367        10.17
 Granted                                     3,500        14.50
 Exercised                                 (10,686)       10.65
 Expired or canceled                          (333)       10.45
                                           -------
Outstanding, December 31, 1995             132,848        10.49
 Granted                                     4,000        14.81
 Exercised                                  (2,094)        6.53
 Expired or canceled                          (500)       16.00
                                           -------
Outstanding December 31, 1996              134,254        10.67
 Granted                                     4,500        16.71
 Exercised                                 (19,679)       10.40
 Expired or canceled                        (1,000)       16.00
                                           -------
Outstanding, December 31, 1997             118,075        10.90
                                           =======

     Information about stock options outstanding at December 31, 1997 is summarized as follows:

                                                  Weighted                         Weighted
                                                  Average                          Average
                                 Average          Exercise                         Exercise
  Range of                      Remaining         Price of                         Price of
  Exercise        Options      Contractual         Options        Options           Options
   Prices       Outstanding   Life (Years)       Outstanding     Exercisable       Exercisable
 $8.88-$9.50      24,691          2.20               $8.98          24,691             $8.98
$10.45-$11.50     81,219          4.70              $10.84          81,219            $10.84
$13.75-$14.50      6,665          7.05              $14.02           4,667            $13.99
$16.00-$17.13      5,500          5.89              $16.58           1,500            $16.13

          As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements. The required pro forma disclosures of the effect of stock-based compensation on net income and earnings per share using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, are not presented as the differences are not material.

14.  PROFIT SHARING PLAN

     The Company has a profit sharing plan (Plan) for the employees of the Company under which annual contributions are at the discretion of the Board of Directors. Substantially all of the Company's employees are participants in the Plan. The total contribution made to the Plan by the Company in 1997, 1996 and 1995 was approximately $143,000, $132,000, and $117,000.

15.  SALARY CONTINUATION PLAN

     The Company has a Salary Continuation Plan covering certain of its senior officers. Under this plan, the officers or their beneficiaries will receive monthly payments after retirement or if earlier, death. The Company has accrued $55,000, $41,000 and $32,000 as compensation expense in 1997, 1996 and 1995, respectively, under this plan. To protect the Company in the event of death prior to retirement, the Company has secured life insurance on the lives of the covered officers.

16.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and interest rate swaps. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For swap transactions, notional principal amounts often are used to express the volume of these transactions, but the amounts subject to credit risk are much smaller because the Company enters into matched swap agreements that are settled periodically on a net cash basis. The Company controls the credit risk of its interest rate swap agreements through credit approvals, limits, and monitoring procedures.

     The following table discloses the contract or notional amount of off-balance sheet financial instruments at December 31, 1997 and 1996.

                                             1997       1996
Financial instruments whose
 contract amounts represent credit risk:
  Commitments to extend credit           $18,191,000 $14,370,000
 Standby letters of credit                   532,000     649,000
Financial instruments whose notional
 or contract amounts exceed the amount
 of credit risk:
  Interest rate swap agreements           10,900,000  10,000,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of each customer. Collateral held varies but may include real property, bank deposits, debt securities, equity securities, or business assets.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support inventory purchases by the Company's commercial and technology division customers, and such guarantees are typically short-term. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers and the Company accordingly uses evaluation and collateral requirements similar to those for loan commitments.

     The Company has entered into interest rate swap agreements with the FHLB as described below. The effect of the $10,000,000 notional amount agreement was to shorten the lag time in interest rate fluctuations from the 11th District Cost of Funds Index
(COFI) to the treasury bill to enable the Company to better match the timing of the repricing of certain liabilities. The effect of the $900,000 notional amount agreement was to lock in an interest rate spread on a fixed interest rate loan of a similar amount and term.


              Original
  Notional      Issue    Original        Company           Company
  Amount        Date       Term           Pays             Receives
$10,000,000  5-24-1996  Five years    COFI plus .65%     Three month
                                      (variable rate)    treasury bill
                                                         (variable rate)

   $900,000  1-24-1997  Seven years   6.74% (fixed       One year constant
                                      rate)              maturity treasury
                                                         index (variable
                                                         rate)

     Cash requirements under the swap agreements have not been material to the Company's financial position or results of operations. The credit risk on the swap agreements is estimated to be the replacement cost for those agreements in a gain position in the event of nonperformance by the FHLB. At December 31, 1997 and 1996, there was no credit risk associated with these agreements.

17.  COMMITMENTS AND CONTINGENCIES

     Branch facilities and certain equipment are rented under long-term operating leases which provide for future minimum rental payments as follows:

     Year Ended December 31                           Amount
          1998                                  $     572,000
          1999                                        498,000
          2000                                        473,000
          2001                                        482,000
          2002                                        412,000
          Thereafter                                1,889,000
                                                -------------
                                                $   4,326,000
                                                =============

     Renewal privileges exist on certain leases. Total rent expense amounted to $576,000, $536,000, and $534,000, for the years ended December 31, 1997, 1996, and 1995.

     The Company is involved in a number of legal actions arising from normal business activities. Management, upon the advice of legal counsel, believes that the ultimate resolution of these actions will not have a material adverse effect on the financial statements.

18.  RELATED PARTY TRANSACTIONS

     The Bank has made loans to directors and executive officers and companies with which they are affiliated. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. A summary of the activity for the years ended December 31, 1997 and 1996 is as follows (renewals are not reflected as either new loans or repayments):

                                             1997       1996
Balance at beginning of year             $3,410,000  $3,376,000
Borrowings                                  246,000     433,000
Principal repayments                       (322,000)   (399,000)
                                         ----------  ----------
Balance at end of year                   $3,334,000  $3,410,000
                                         ==========  ==========

19.  REGULATORY MATTERS AND DIVIDENDS

     The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and, possibly, additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     The most recent notifications from the Federal Deposit Insurance Corporation for the Bank as of December 31, 1997 and 1996, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Company and the Bank's actual capital amounts and ratios are also presented, respectively, in the following tables.


     Company:                                               For Capital
                                     Actual               Adequacy Purposes
                              ---------------------    ----------------------
                                                         Minimum      Minimum
                                 Amount      Ratio        Amount       Ratio
As of December 31, 1997:
 Total capital
  (to risk weighted assets)   $19,084,000    13.64%    $11,195,000     8.00%
 Tier I capital
  (to risk weighted assets)   $15,374,000    10.99%    $ 5,597,000     4.00%
 Tier I capital
  (to average assets)         $15,374,000     7.91%    $ 7,772,000     4.00%

                                                            For Capital
                                     Actual               Adequacy Purposes
                              ---------------------    ----------------------
                                                         Minimum      Minimum
                                 Amount      Ratio        Amount       Ratio
As of December 31, 1996:
 Total capital
  (to risk weighted assets)   $17,895,000    13.55%    $10,564,000      8.0%
 Tier I capital
  (to risk weighted assets)   $13,104,000     9.92%    $ 5,282,000      4.0%
 Tier I capital
  (to average assets)         $13,104,000     7.04%    $ 7,444,000      4.0%

     Bank:                                                                         To Be
                                                                            Categorized as Well
                                                                             Capitalized Under
                                                         For Capital         Prompt Corrective
                                       Actual          Adequacy Purposes     Action Provisions
                               -------------------   -------------------   --------------------
                                                       Minimum   Minimum   Minimum      Minimum
                                 Amount     Ratio      Amount     Ratio     Amount       Ratio

As of December 31, 1997:
 Total capital
  (to risk weighted assets)    $18,431,000  13.21%   $11,160,000   8.00%  $13,950,000   10.00%
 Tier I capital
  (to risk weighted assets)    $13,521,000   9.69%   $ 5,580,000   4.00%  $ 8,370,000    6.00%
 Tier I capital
  (to average assets)          $13,521,000   6.97%   $ 7,755,000   4.00%  $ 9,694,000    5.00%

As of December 31, 1996:
 Total capital
  (to risk weighted assets)    $17,416,000  13.22%   $10,540,000    8.0%  $13,174,000    10.0%
 Tier I capital
  (to risk weighted assets)    $12,647,000   9.60%   $ 5,270,000    4.0%  $ 7,905,000     6.0%
 Tier I capital
  (to average assets)          $12,647,000   6.81%   $ 7,407,000    4.0%  $ 9,286,000     5.0%

     Under federal and California state banking laws, dividends paid by the Bank to the Company in any calendar year may not exceed certain limitations without the prior written approval of the appropriate bank regulatory agency. At December 31, 1997, the amount available for such dividends without prior written approval was approximately $3,317,000. Similar restrictions apply to the amounts and terms of loans, advances and other transfers of funds from the Bank to the Company.

     Dividends subsequent to year-end - On January 20, 1998, the
Board of Directors declared a $.15 per share cash dividend payable February 17, 1998 to shareholders of record on February
3, 1998.

20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments requires certain disclosures regarding the estimated fair value of financial instruments for which it is practicable to estimate. Although management uses its best judgment in assessing fair value, there are inherent weaknesses in any estimating technique that may be reflected in the fair values disclosed. The fair value estimates are made at a discrete point in time based on relevant market data, information about the financial instruments, and other factors. Estimates of fair value of instruments without quoted market prices are subjective in nature and involve various assumptions and estimates that are matters of judgment. Changes in the assumptions used could significantly affect these estimates. Fair value has not been adjusted to reflect changes in market conditions subsequent to December 31, 1997, therefore, estimates presented herein are not necessarily indicative of amounts which could be realized in a current transaction.

     The following estimates and assumptions were used as of December 31, 1997 and 1996 to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     (a) Cash and Cash Equivalents - The carrying amount represents a reasonable estimate of fair value.

     (b) Securities - Available for sale securities are carried at market based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     (c) Loans Receivable - Commercial loans, residential mortgages, and construction loans, are segmented by fixed and adjustable rate interest terms, by maturity, and by performing and nonperforming categories.

        The fair value of performing loans is estimated by discounting contractual cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Assumptions regarding credit risk, cash flow, and discount rates are judgmentally determined using available market information.

        The fair value of nonperforming loans and loans delinquent more than 30 days is estimated by discounting estimated future cash flows using current interest rates with an additional risk adjustment reflecting the individual characteristics of the loans.

     (d) Deposit Liabilities - Noninterest bearing and interest bearing demand deposits and savings accounts are payable on demand and are assumed to be at fair value. Time deposits are based on the discounted value of contractual cash flows. The discount rate is based on rates currently offered for deposits of similar size and remaining maturities.

     (e) Other Borrowed Funds - The fair value of other borrowed funds is estimated by discounting the contractual cash flows using the current interest rate at which similar borrowings for the same remaining maturities could be made.

     (f) Convertible Subordinated Debentures - The carrying amount represents a reasonable estimate of fair value.

     (g) Commitments to Fund Loans/Standby Letters of Credit - The fair values of commitments are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The differences between the carrying value of commitments to fund loans or stand by letters of credit and their fair value is not significant and therefore not included in the following table.

     (h) Interest Rate Swap Agreements - The fair value of the interest rate swap agreements is estimated by discounting the contractual cash flows using the interest rates in effect at year end over the remaining maturity.

     The estimated fair values of the Company's financial instruments as of December 31, are as follows:

                                                1997                         1996
                                        Carrying      Fair           Carrying         Fair
                                         Amount       Value           Amount          Value
FINANCIAL ASSETS:
Cash and cash equivalents            $ 19,064,000 $ 19,064,000    $ 16,940,000    $ 16,940,000
Available for sale securities          48,465,000   48,465,000      52,569,000      52,569,000
Loans receivable                      121,062,000  118,884,000     113,625,000     112,499,000

FINANCIAL LIABILITIES:
Deposits                              174,732,000  174,683,000     170,343,000     170,271,000
Other borrowed funds                    2,650,000    2,533,000       2,650,000       2,606,000
Convertible subordinated debentures     2,468,000    2,468,000       3,690,000       3,690,000


                                         Credit       Fair            Credit           Fair
                                          Risk        Value            Risk            Value
OFF BALANCE SHEET ITEMS:
Interest rate swap agreements:
  Pay variable/receive variable            -       $(106,000)            -           $(68,000)
  Pay fixed/receive variable               -         (31,000)            -                -

21.  CONDENSED FINANCIAL INFORMATION OF CALIFORNIA COMMUNITY
     BANCSHARES CORPORATION

     The condensed financial statements of California Community
Bancshares Corporation are presented below:


CALIFORNIA COMMUNITY BANCSHARES CORPORATION
CONDENSED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------
                                            1997         1996
Assets:
Cash and cash equivalents               $   168,000  $    94,000
Investments in subsidiary                13,993,000   12,913,000
Note receivable from Bank                 3,669,000    3,669,000
Other assets                                455,000      478,000
                                        -----------  -----------
Total                                   $18,285,000  $17,154,000
                                        ===========  ===========
Liabilities and shareholders' equity:
Other liabilities                       $    64,000  $    95,000
Convertible subordinated debentures       2,468,000    3,690,000

Shareholders' equity:
 Common stock, no par value:  authorized,
  2,000,000 shares; outstanding,
  1,110,036 and 994,519 as of
  December 31, 1997 and 1996             12,561,000   11,135,000
 Retained earnings                        3,317,000    2,510,000
 Net unrealized loss on securities
  available for sale, net of tax effect    (125,000)    (276,000)
                                        -----------  -----------
Total                                   $18,285,000  $17,154,000
                                        ===========  ===========

CONDENSED STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM FEBRUARY 29, 1996
(DATE OF MERGER WITH BANK) TO DECEMBER 31, 1996
-----------------------------------------------------------
                                        1997       1996
INCOME:
Dividends from subsidiary           $  750,000   $  710,000
Interest income on note
 receivable from Bank                  295,000      251,000
                                    ----------   ----------
Total income                         1,045,000      961,000

EXPENSE:
Convertible subordinated
 debenture interest expense            223,000      254,000
Other                                  314,000      120,000
                                    ----------   ----------
Total expense                          537,000      374,000

Income before equity in
 undistributed income of subsidiary    508,000      587,000
Equity in undistributed
 income of subsidiaries                931,000      972,000
                                    ----------   ----------
Net income                          $1,439,000   $1,559,000
                                    ==========   ==========

CONDENSED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM FEBRUARY 29, 1996
(DATE OF MERGER WITH BANK) TO DECEMBER 31, 1996
-----------------------------------------------------------
                                        1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                         $1,439,000   $1,559,000
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Equity in undistributed income
   of subsidiary                      (931,000)    (972,000)
  Effect of changes in:
   Other assets                         25,000     (478,000)
   Other liabilities                   (31,000)      95,000
                                    ----------   ----------
Net cash provided by operating
 activities                            502,000      204,000
                                    ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash dividends paid                  (632,000)    (442,000)
 Cash proceeds from stock
  options exercised                                 204,000
 Increase in note receivable from Bank           (3,669,000)
 Convertible subordinated debentures              4,025,000
 Other                                              (24,000)
                                    ----------   ----------
Net cash used in financing activities (428,000)    (110,000)
                                    ----------   ----------

INCREASE IN CASH AND CASH EQUIVALENTS   74,000       94,000

CASH AND CASH EQUIVALENTS:
 Beginning of year                      94,000        -
                                    ----------   ----------
 End of year                        $  168,000   $   94,000
                                    ----------   ----------
ADDITIONAL INFORMATION:
 Common stock issued on conversion
  of debentures net of debenture
  offering costs of $90,000 and
  $28,000 in 1997 and 1996,
  respectively                      $1,132,000   $  307,000
                                    ----------   ----------
 Cash payments for interest
  paid on convertible
  subordinated debentures           $  248,000   $  180,000
                                    ----------   ----------

(b)      Pro-Forma financial information:
                                                                           Page
         Condensed Consolidated Combined
         Balance Sheet as of December 31, 1997.                             30

         Condensed Consolidated Combined
         Statements of Income as of December 31, 1997, 1996 and 1995.       31

(c)      Exhibits

         2.1 Agreement and Plan of Merger between SierraWest Bancorp and SierraWest Bank and California Community Bancshares Corporation and Continental Pacific Bank dated as of April 15, 1998 and filed with California's Secretary of State's office.

         2.2 Plan of Acquisition and Merger by and between SierraWest Bancorp, SierraWest Bank and California Community Bancshares Corporation, Continental Pacific Bank, filed as Exhibit 2 to Registrant's Form 8-K dated November 14, 1997, and by this reference incorporated herein.

         23.1     Consent of Deloitte & Touche LLP, independent auditors.


Selected Historical and Pro-Forma Financial Data

The following represents unaudited pro-forma combined consolidated financial information for SierraWest Bancorp and subsidiary and California Community Bancshares Corporation and subsidiary. This information presents selected financial information based upon historical financial statements of both parties. These unaudited statements present information under the pooling-of-interests accounting method and reflect the merger occurring at the beginning of the period indicated or on December 31, 1997. There were no material pro-forma adjustments. These statements are for illustrative purposes only and do not indicate the results of operations, or financial position that would have occurred if the merger had been in effect on the dates or for the period indicated or that may occur in the future.

                   Unaudited Pro-Forma Combined Balance Sheet
                             (Amounts in thousands)

                                                                   December 31, 1997

                                                                     California
                                                                     Community
                                                    SierraWest       Bancshares         Pro-Forma
                                                     Bancorp         Corporation        Combined
ASSETS

Cash and Cash Equivalents:
  Cash and due from banks...................      $   48,056        $    10,289        $  58,345
  Federal funds sold........................          13,500              8,775           22,275
                                                  ----------        -----------        ---------
   Total Cash and Cash Equivalents..........          61,556             19,064           80,620

  Investment securities and investments
   in mutual funds
  Available for sale........................          58,844             48,465          107,309
  Held to maturity, market value
    SWB $1,000 CCBC $0......................           1,000                  0            1,000

Loans and leases, net of deferred fees
  of $2,636 and $498........................         433,149           120,564           553,713
Allowance for possible loan and
  lease losses..............................           6,649             1,242             7,891
                                                  ----------        ----------         ---------
 Net loans and leases.......................         426,500           119,322           545,822

Other assets ...............................          41,855            10,140            51,995
                                                  ----------        ----------         ---------

   Total Assets ............................      $  589,755        $  196,991         $ 786,746
                                                  ==========        ==========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing demand...............      $  130,122        $   32,120         $ 162,242
  Savings and interest bearing
   transaction..............................         172,910            82,773           255,683
  Time......................................         223,237            59,839           283,076
                                                  ----------        ----------         ---------
     Total Deposits.........................         526,269           174,732           701,001

Other borrowed funds........................               0             2,650             2,650
Interest payable and other liabilities......           9,856             1,388            11,244
Convertible debentures......................               0             2,468             2,468
                                                  ----------        ----------         ---------
Total Liabilities...........................         536,125           181,238           717,363

Preferred stock.............................               0                 0                 0
Common stock................................          29,587            12,561            42,148
Retained earnings...........................          23,281             3,317            26,598
Net unrealized gain (loss) on investment
  securities and interest-only strips
  receivable, net of tax....................             762              (125)              637
                                                  ----------        ----------         ---------
   Total Shareholders' Equity...............          53,630            15,753            69,383
                                                  ----------        ----------         ---------

   Total Liabilities and
     Shareholders' Equity...................      $  589,755        $  196,991         $ 786,746
                                                  ==========        ==========         =========


                Unaudited Pro-Forma Combined Statements of Income
                             (Amounts in thousands)

                                                                   December 31, 1997

                                                                     California
                                                                     Community
                                                    SierraWest       Bancshares          Pro-Forma
                                                    Bancorp          Corporation         Combined
Interest and fees on loans and leases.......      $   39,357        $    11,026        $    50,383
Interest on federal funds sold..............           1,795                165              1,960
Interest on investment securities...........           3,158              3,064              6,222
                                                  ----------        -----------        -----------
   Total interest income....................          44,310             14,255             58,565
Interest on deposits........................          16,859              5,638             22,497
Interest on other borrowed funds............               0                230                230
Interest on convertible debentures..........              60                223                283
Other interest expense......................             180                 31                211
                                                  ----------        -----------        -----------
   Total interest expense...................          17,099              6,122             23,221
                                                  ----------        -----------        -----------

Net interest income.........................          27,211              8,133             35,344

Provision for possible loan and
  lease losses..............................           2,480                319              2,799
                                                  ----------        -----------        -----------
Net interest income after provision
  for possible loan and lease losses........          24,731              7,814             32,545


Service charges on deposit accounts.........           2,299                908              3,207
Other operating income......................           9,467              1,012             10,479
                                                  ----------        -----------        -----------
     Total non-interest income..............          11,766              1,920             13,686

Salaries and employee benefits..............          13,409              3,476             16,885
Occupancy and equipment expense.............           4,180              1,473              5,653
Other operating expense.....................           6,692              2,380              9,072
                                                  ----------        -----------        -----------
     Total non-interest expense.............          24,281              7,329             31,610
                                                  ----------        -----------        -----------

Income before provision for
  income taxes..............................          12,216              2,405             14,621
Provision for income taxes..................           4,707                966              5,673
                                                  ----------        -----------        -----------

Net income..................................      $    7,509        $     1,439        $     8,948
                                                  ==========        ===========        ===========

Basic Earnings per share (1)................      $     2.03        $      1.36        $      1.96
                                                  ==========        ===========        ===========
Weighted average shares used to
  calculate basic earnings per share........           3,693              1,054              4,566
                                                  ==========        ===========        ===========

Diluted Earnings per share (1)..............      $     1.82        $      1.15        $      1.73
                                                  ==========        ===========        ===========
Net income adjusted for the effect
  of convertible debentures.................      $    7,544        $     1,568        $     9,112
                                                  ==========        ===========        ===========
Weighted average shares used to
  calculate diluted earnings per share......           4,155              1,359              5,281
                                                  ==========        ===========        ===========

(1) Pro-forma combined weighted average shares and earnings per share were calculated based on the exchange ratio of 0.8283.

                Unaudited Pro-Forma Combined Statements of Income
                             (Amounts in thousands)

                                                                   December 31, 1996

                                                                   California
                                                                   Community
                                                  SierraWest       Bancshares          Pro-Forma
                                                  Bancorp          Corporation         Combined
Interest and fees on loans and leases.......      $   30,506        $    10,704        $    41,210
Interest on federal funds sold..............             938                183              1,121
Interest on investment securities...........           1,825              2,215              4,040
                                                  ----------        -----------        -----------
   Total interest income....................          33,269             13,102             46,371
Interest on deposits........................          11,735              4,957             16,692
Interest on other borrowed funds............               0                146                146
Interest on convertible debentures..........             764                308              1,072
Other interest expense......................              (4)                54                 50
                                                  ----------        -----------        -----------
   Total interest expense...................          12,495              5,465             17,960
                                                  ----------        -----------        -----------

Net interest income.........................          20,774              7,637             28,411

Provision for possible loan and
  lease losses..............................           1,010                411              1,421
                                                  ----------        -----------        -----------
Net interest income after provision
  for possible loan and lease losses........          19,764              7,226             26,990


Service charges on deposit accounts.........           1,722                843              2,565
Other operating income......................           5,616              1,189              6,805
                                                  ----------        -----------        -----------
     Total non-interest income..............           7,338              2,032              9,370

Salaries and employee benefits..............          12,086              3,342             15,428
Occupancy and equipment expense.............           3,486              1,366              4,852
Other operating expense.....................           6,125              2,073              8,198
                                                  ----------        -----------        -----------
     Total non-interest expense.............          21,697              6,781             28,478
                                                  ----------        -----------        -----------

Income before provision for
  income taxes..............................           5,405              2,477              7,882
Provision for income taxes..................           2,077                918              2,995
                                                  ----------        -----------        -----------

Net income..................................      $    3,328        $    1,559         $     4,887
                                                  ==========        ==========         ===========

Basic Earnings per share (1)................      $     1.18        $     1.59         $      1.35
                                                  ==========        ==========         ===========
Weighted average shares used to
  calculate basic earnings per share........           2,809               982               3,622
                                                  ==========        ==========         ===========

Diluted Earnings per share (1)..............      $     0.96        $     1.32         $      1.10
                                                  ==========        ==========         ===========
Net income adjusted for the effect
  of convertible debentures.................      $    3,776        $    1,737         $     5,513
                                                  ==========        ==========         ===========
Weighted average shares used to
  calculate diluted earnings per share......           3,920             1,321               5.014
                                                  ==========        ==========         ===========


(1) Pro-forma combined weighted average shares and earnings per share were calculated based on the exchange ratio of 0.8283.


                Unaudited Pro-Forma Combined Statements of Income
                             (Amounts in thousands)

                                                                   December 31, 1995

                                                                    California
                                                                    Community
                                                  SierraWest        Bancshares         Pro-Forma
                                                  Bancorp           Corporation        Combined

Interest and fees on loans and leases.......      $   23,582        $    10,370        $    33,952
Interest on federal funds sold..............             594                116                710
Interest on investment securities...........           1,655              1,824              3,479
                                                  ----------        -----------        -----------
   Total interest income....................          25,831             12,310             38,141
Interest on deposits........................           7,633              5,063             12,696
Interest on other borrowed funds............               0                  0                  0
Interest on convertible debentures..........             850                346              1,196
Other interest expense......................               8                 72                 80
                                                  ----------        -----------        -----------
   Total interest expense...................           8,491              5,481             13,972
                                                  ----------        -----------        -----------

Net interest income.........................          17,340              6,829             24,169

Provision for possible loan and
  lease losses..............................           1,270                324              1,594
                                                  ----------        -----------        -----------
Net interest income after provision
  for possible loan and lease losses........          16,070              6,505             22,575


Service charges on deposit accounts.........           1,755                819              2,574
Other operating income......................           6,214              1,359              7,573
                                                  ----------        -----------        -----------
     Total non-interest income..............           7,969              2,178             10,147

Salaries and employee benefits..............          10,627              3,137             13,764
Occupancy and equipment expense.............           3,401              1,374              4,775
Other operating expense.....................           6,916              2,119              9,035
                                                  ----------        -----------        -----------
     Total non-interest expense.............          20,944              6,630             27,574
                                                  ----------        -----------        -----------

Income before provision for
  income taxes..............................           3,095              2,053              5,148
Provision for income taxes..................           1,179                648              1,827
                                                  ----------        -----------        -----------

Net income..................................      $    1,916        $     1,405        $     3,321
                                                  ==========        ===========        ===========

Basic Earnings per share (1)................      $     0.70        $      1.46        $      0.94
                                                  ==========        ===========        ===========
Weighted average shares used to
  calculate basic earnings per share........           2,728                962              3,525
                                                  ==========        ===========        ===========

Diluted Earnings per share (1)..............      $     0.63        $      1.22        $      0.81
                                                  ==========        ===========        ===========
Net income adjusted for the effect
  of convertible debentures.................      $    2,415        $     1,605        $     4,020
                                                  ==========        ===========        ===========
Weighted average shares used to
  calculate diluted earnings per share......           3,862              1,315              4,951
                                                  ==========        ===========        ===========

(1) Pro-forma combined weighted average shares and earnings per share were calculated based on the exchange ratio of 0.8283.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SierraWest Bancorp
                                            (Registrant)



Dated: April 29, 1998                       By:/s/ David C. Broadley
Truckee, California                         David C. Broadley
                                            EVP/Chief Financial Officer

                                   Exhibit 2.1

                           AGREEMENT AND PLAN OF MERGER


         THIS  AGREEMENT  AND PLAN OF MERGER,  dated as of April 15,  1998 (this
"Merger Agreement"), is made and entered into by and between California Community Bancshares Corporation, a Delaware corporation ("Seller") and SierraWest Bancorp, a California corporation ("Buyer").

                                W I T N E S S E T H:

         A. The Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of Buyer, Seller and their respective shareholders, that Buyer and Seller consummate the business transaction provided for herein in which Seller would merge with and into Buyer (the "Merger").

         B. Buyer and Seller have entered into an Plan of Acquisition and Merger dated as of November 13, 1997 (the "Plan"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

         NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Seller shall be merged with and into Buyer in accordance with the provisions of the laws of the State of California and the State of Delaware upon the terms and subject to the conditions set forth as follows:

Section 1.  The Merger.

         1.1 Effective Time. On April 15, 1998, upon the filing with the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto, the Merger shall become effective. The effective time of the Merger on the Effective Date shall be 12:01 a.m., Pacific Standard Time.

         1.2 Effect of the Merger. On the Effective Date, Seller shall be merged with and into Buyer and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Seller and the separate existence of Buyer as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

Section 2.  Corporate Governance Matters.

         2.1 From and after the Effective Date and until thereafter amended as provided by law: (a) the Articles of Incorporation of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (b) the Bylaws of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

         2.2 Subject to the provisions of Section 1.4 of the Plan, (a) the directors of the Surviving Corporation shall be those persons who are the directors of Buyer immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of Buyer at the Effective Date.

Section 3.  Conversion of Shares.

         3.1 Conversion of Seller Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of the common stock of Seller, [par value $.10 per share] (a "Seller Share" or "Seller Common Stock"):

         (a) Each issued and outstanding Seller Share (other than fractional shares, or any shares as to which dissenters' rights have been perfected, but including any shares issued pursuant to the Rights Agreement), shall be converted into 0.8283 shares of the common stock, without par value, of Buyer ("Buyer Common Stock" or a "Buyer Share").

         (b) From and after the Effective Date, the holders of certificates formerly representing Seller Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to
Section 262 of the General Corporation Law of the State of Delaware.

         (c) On the Effective Date, all shares of Seller Common Stock held in the treasury of Seller or owned beneficially by any subsidiary of Seller other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Seller Common Stock owned by Buyer or owned beneficially by any subsidiary of Buyer other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

         3.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock shall be issued to holders of Seller Shares. In lieu thereof, each such holder entitled to a fraction of a share of Buyer Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Seller Shares, an amount in cash equal to the market value per share of the Common Stock of Buyer, calculated by taking the average of the closing price quoted on the Nasdaq, as reported in The Wall Street Journal, for each of the twenty consecutive trading days prior to five trading days prior to the Effective Date, rounded to 4 decimal places (whether or not there were any trades in Buyer Common Stock on such days), multiplied by the fraction of a share of Buyer Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

         3.3  Surrender of Seller Shares.

         (a) Prior to the Effective Date, Buyer shall appoint American Stock Transfer & Trust Co., 40 Wall Street, New York, NY, 10005, or its successor, or any other bank or trust company mutually acceptable to Seller and Buyer, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Buyer Common Stock, and at and after the Effective Date, Buyer shall issue and deliver to the Exchange Agent certificates representing the Buyer Common Stock, as shall be required to be delivered to holders of Seller Shares pursuant to Section 3.1 of this Merger Agreement. As soon as practicable after the Effective Date, each holder of Seller Shares converted pursuant to
Section 3.1, upon surrender to the Exchange Agent of one or more certificates for such Seller Shares for cancellation, along with duly executed transmittal materials to be mailed after the Effective Date by the Exchange Agent, will be entitled to receive a certificate representing the number of shares of Buyer Common Stock determined in accordance with Section 3.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section
3.2. Each certificate representing Buyer Common Stock will bear a notation incorporating the Rights Agreement (as that term is defined in Section 2.1(f) of the Plan) by reference and certificates representing the Buyer Common Stock will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Rights Agreement ("Rights"). Certificates issued for the Buyer common Stock shall be deemed to be certificates for said Rights.

         (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Buyer Common Stock after the Effective Date will be paid to persons entitled to receive such certificates for Buyer Common Stock until such persons surrender their certificates representing Seller Shares. Upon surrender of such certificates representing Seller Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Buyer Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for a Buyer Share is to be issued in a name other than that in which the certificate for a Seller Share surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Buyer Share in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Buyer and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to
Section 3.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Seller Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Buyer, and after such time any holder of a certificate representing a Seller Share who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Buyer for payment or delivery of such dividends or distributions or cash, as the case may be. Buyer shall not be liable to any holder of a share of Seller Common Stock for such share (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Upon the Effective Date, the stock transfer books of Seller shall be closed and no transfer of Seller Common Stock shall thereafter be made or recognized.

         (f) In the event that prior to the Effective Date the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by recapitalization, reclassification, stock dividend, stock split or other like changes in Buyer's or Seller's capitalization, or a distribution shall be made on Buyer Common Stock or Seller Common Stock in any security convertible into Buyer Common Stock or Seller Common Stock, respectively (provided that no such action shall be taken by Seller without Buyer's prior written consent pursuant to Section 3.2(e) of the Plan), then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Buyer Common Stock to be thereafter delivered pursuant to this Merger Agreement.

         3.4 All shares of Buyer Common Stock shall remain outstanding and unaffected by the Merger.

Section 4.  Termination and Amendment.

         4.1 The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Plan. Notwithstanding the approval of this Merger Agreement by the shareholders of Seller or Buyer, this Merger Agreement shall terminate forthwith in the event that the Plan shall be terminated as therein provided.

         4.2 This Merger Agreement may be amended by Buyer and Seller at any time prior to the Effective Date without the approval of the shareholders of Seller or Buyer with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to the Seller shareholders in the Merger or as may be required by law. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

         4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

Section 5.  Miscellaneous.

         5.1 The Plan is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 10181 Truckee-Tahoe Airport Road, Truckee, California, 96160.

         5.2 A copy of the Plan will be furnished by the Surviving Corporation, on request and without cost to any stockholder of Seller or Buyer.

         5.3 The Plan between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Seller and Buyer pursuant to Section 252 of the General Corporation Law of the State of Delaware, and executed by the parties in accordance with the requirements of Chapter 12 of the California General Corporation Law.

         5.4 The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Seller, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceedings to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and directs the Secretary of State of the State of Delaware to mail copies of such process to the following address: 10181 Truckee-Tahoe Airport Road, Truckee, California 96160.

         IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                  SIERRAWEST BANCORP


                                  By /s/ William T. Fike
                                     --------------------
                                         William T. Fike
                                  President and Chief Executive Officer



                                  By /s/ A. Morgan Jones
                                     -------------------
                                     A. Morgan Jones
                                  Corporate Secretary


                                  CALIFORNIA COMMUNITY BANCSHARES CORPORATION


                                  By /s/ Walter O. Sunderman
                                     -----------------------
                                         Walter O. Sunderman
                                  President and Chief Executive Officer



                                  By /s/ John Usnick
                                     ---------------
                                         John Usnick
                                  Corporate Secretary

                              OFFICERS' CERTIFICATE

         William T. Fike and A. Morgan Jones hereby certify that:

         1.    They  are the  President and Chief  Executive  Officer and the
Corporate  Secretary,   respectively,   of  SierraWest  Bancorp,  a  corporation
organized under the laws of the State of California.

         2. The Agreement and Plan of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

         4. There is only one class of shares and the number of shares outstanding is 4,116,547.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  April 7, 1998


                                       /s/ William T. Fike
                                           ---------------
                                           William T. Fike
                                       President and Chief Executive Officer



                                       /s/ A. Morgan Jones
                                           ---------------
                                           A. Morgan Jones
                                       Corporate Secretary

                              OFFICERS' CERTIFICATE

         Walter O. Sunderman and John Usnick hereby certify that:

         1.    They  are the  President and Chief  Executive  Officer and the
Corporate   Secretary,   respectively,   of  California   Community   Bancshares
Corporation, a corporation organized under the laws of the State of Delaware.

         2. The Agreement and Plan of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

         4. There is only one class of shares and the number of shares outstanding is 1,114,505.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 8, 1998


                                       /s/ Walter O. Sunderman
                                           -------------------
                                           Walter O. Sunderman
                                       President and Chief Executive Officer



                                       /s/ John Usnick
                                           -----------
                                           John Usnick
                                       Corporate Secretary

                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-28004 on Form S-8, Registration Statement No. 33-13031 on Form S-8 and Registration Statement No. 33-15013 on Form S-8 of SierraWest Bancorp of our report dated February 20, 1998, on the consolidated financial statements of California Community Bancshares Corporation for the year ended December 31, 1997, appearing herein.



/s/ Deloitte & Touche LLP

Sacramento, California
April 29, 1998